Exhibit 10.19
Letters of Credit Master Agreement between Citibank N.A. and IPCRe Limited
Insurance Letters of Credit — Master Agreement

To:	Citibank, N.A,	Form 3
336 Strand
London, WC2R 1HB
Dear Sirs,
Insurance Letters of Credit — Master Agreement
Insurance/ Reinsurance Companies or Brokers
      The purpose of this letter is to record our agreement (the “Agreement”) to the following method of establishing letters of credit or similar or equivalent instruments acceptable to you (each a “Credit” and collectively “the Credits”) on our behalf in favour of beneficiaries located in the United States of America or elsewhere. In connection with this Agreement, we have also separately agreed with you the contractual or security arrangements that will apply in respect of our obligations under or pursuant to this Agreement.
      1. It is agreed between us in relation to each Credit that:-

(a) you will, upon receipt of an application form for the establishment of a letter of credit in such form as you may be willing to accept for this purpose and which may, without limitation, be received by you via any electronic system(s) or transmission arrangement(s) acceptable to you (referred to in this Agreement in relation to any Credit as an “application form” ) completed by us or on our behalf in accordance with the terms of our banking mandate(s) or other authorities lodged with you or arrangement(s) made with you from time to time and indicating therein the name of the beneficiary and the amount and term of the Credit required, establish on our behalf an irrevocable clean sight Credit (or such other form of Credit as may be required by the application form relating thereto) available, in whole or in part, by the beneficiary’s sight draft on Citibank N.A. or otherwise as may be required by the terms of the Credit; provided, however, that the opening of any Credit hereunder shall, in every instance, be at your option and nothing herein shall be construed as obliging you to open any Credit;

(b) we undertake to reimburse you, on demand, the amount of any and all drawings under the Credit;

(c) we undertake to indemnify you, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which you may incur, pay or sustain by reason of or arising in any way whatsoever (apart from your own gross negligence or wilful misconduct) in connection with each Credit and/or this Agreement;

(d) we undertake to pay to you, on demand, such fees and/or commissions of such amount(s) and/or at such rate(s) as shall have been or as may be advised by you to us as payable in connection with each Credit;

(e) we hereby irrevocably authorise you to make any payments and comply with any demands which may be claimed from or made upon you in connection with each Credit without any reference to or further authority from us and we hereby agree that it shall not be incumbent upon you to enquire or to take notice whether or not any such payments or demands claimed from or made upon you in connection with each Credit are properly made or to enquire or to take notice whether or not any dispute exists between ourselves and the beneficiary thereof and we further agree that any payment which you shall make in accordance with the terms and conditions of each Credit shall be binding upon us and shall be accepted by us as conclusive evidence that you were liable to make such payment or comply with such demand; and

(f) we represent and warrant to you and undertake that:-

(i) we have and will at all times have the necessary power to enable us to enter into and perform the obligations expressed to be assumed by us under this Agreement;

(ii) this Agreement constitutes our legal, valid, binding and enforceable obligation effective in accordance with its terms; and

(iii) all necessary authorisations to enable or entitle us to enter into this Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Agreement.
      2. Where an application form has been completed by or on behalf of any other applicant(s) with whom you have entered into an agreement similar or equivalent in effect to this Agreement, and a separate application form has been completed by us or on our behalf which corresponds, in your opinion, with such other application form (or any other combination of circumstances exist which, in your opinion, are reasonably equivalent to the foregoing) then you shall be at liberty to open a single Credit on behalf of ourselves and such other applicant(s) jointly and in that event the following provisions shall apply:-

(a) our obligations pursuant to paragraph 1(b) above shall be in respect of our due proportion of each drawing under any such Credit;

(b) in establishing our due proportion of each drawing under any such Credit you are hereby irrevocably authorised to make apportionment’s between ourselves and such other applicant(s) (i) on a pro rata basis by reference to the amounts set forth in the application forms originally completed by us and them in respect of such Credit (and after taking into account any subsequent increases or decreases in such Credit effected by you for our or their respective accounts) or, if you should so choose (ii) in reliance on the instructions and advice of and information provided by the relevant Insurance Broker; and

(c) for the purposes of paragraph 1(c) above, you may make any required apportionments in such manner as you, in your sole discretion, consider to be fair and reasonable.
      3. You may refer any query or problem arising in connection with this Agreement or any transaction hereby contemplated to the relevant Insurance Broker or respond to any question relating to the status of any Credit made by the relevant Insurance Broker (and, in such response, if you consider that it is material to make reference to the subject matter of any other agreement(s) now or hereafter entered into between us in connection with this Agreement, you may disclose such information relating thereto as you in your sole discretion consider to be appropriate). For the purpose of this Agreement, references to the relevant Insurance Broker shall be construed so as to mean the insurance broker or other intermediary (a) through whom you originally received the application form relating to the Credit in question (or the person(s) who purport to have succeeded to the business thereof) or (b) which, in your opinion, acts in connection with such Credit.
      4. (a) Any Credit established hereunder may, if requested by us on the application form relating thereto and subject to your consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant application form) unless the beneficiary has received from the bank or institution issuing the Credit (“the Issuing Bank”) by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant application form) (“the notice period”) prior to the end of the original term or, as the case may be, of a period of extension. The Issuing Bank shall be under no obligation to us to send the beneficiary such notification (and without such notification to the beneficiary the Credit will be automatically extended as provided above) unless you shall have received at your branch at 336 Strand, London, WC2R 1HB (or such other branch in England as may be advised to us by you for such purpose) by registered mail or other means acceptable to you notification from us (or from any one or more of the other parties (if any) for whose account(s) such Credit may also have been established as contemplated by paragraph 2 above) of our or its election not to renew such Credit at least 30 days prior to the commencement of the notice period relating to the original term or, as the case may be, a period of extension; provided however that you will, as soon as is reasonably possible, give us advice of the receipt by you of any such notice from any other such parties. We understand that receipt by you of any such notice may result in the whole of such Credit being cancelled (and not just the portion attributable to us in the case of a joint credit as referred to in paragraph 2 above) and, save as is provided above, you reserve the right, at your sole option and discretion, to give or procure the giving at any time to the beneficiary of notification of intention not to renew any Credit and that if you exercise such said right you will give us notice in writing thereof as soon as is reasonably possible.
      (b) If, in either of the circumstances referred to in sub-paragraph (a) above, the Issuing Bank has given notification not to renew such Credit, then you may (but shall not be obliged to) without further authority from us (or from any of the other persons as aforesaid) arrange for the beneficiary to accept (1) a substitute Credit (“the Substitute Credit”) from the Issuing Bank on terms identical to such Credit except that (i) the amount of the Substitute Credit will be equal to the then undrawn face value of such Credit less the portion thereof (determined by you ) to be attributable to the person (s) (“the excluded Person(s)”) who gave a notice of non-renewal to you or, as the case may be, for whom you do not wish to arrange the issuance of the Substitute Credit and (ii) the original term of the Substitute Credit will, subject to renewal as mentioned in sub-paragraph (a) above, be up to one year in duration (or such longer duration as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Substitute Credit) OR (2) such other arrangement, compromise, release or waiver as, in your sole opinion, will result in the same effect being achieved as in (1) above. You will, as soon as reasonably possible, advise us (unless we are the or one of the Excluded Person(s)) of the matter(s) effected by you pursuant to the foregoing provisions.
      5. You may, at your sole option, arrange for the issuance of any Credit as being subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) ICC Publication No. 400 or any earlier or more recent revision thereof from time to time; provided however that you may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.
      6. Unless otherwise agreed between us in writing, the previous agreement(s) entered into between us governing Credits (other than those at any time governed by a “Master Agreement — London Market Letter of Credit Scheme”) established by Citibank, N.A. on our behalf in favour of United States or other beneficiaries shall, excepting details of the beneficiary, amount and tenor, on acceptance by you of this letter duly executed by us, cease to apply to all such Credits established by Citibank, N.A. prior to the date of our signature of this Agreement and all such Credits shall, from the date of such acceptance be governed by this Agreement.
      7. We understand that Citibank, N.A. may carry out any of its obligations under this Agreement through any offices or branches of Citibank, N.A. wheresoever situated and may wish to exercise any of its rights under this Agreement through offices or branches of Citibank, N.A. wheresoever situated.
      8. We further understand that Citibank, N.A. also reserves the right to issue any Credit through any third party correspondent of its choice and, in such circumstances, Citibank, N.A. will be required to guarantee reimbursement to such correspondent of any payments which such correspondent may make under the Credit in question and such guarantee (howsoever described) shall also be treated mutatis mutandis as a Credit for the purpose of this Agreement.
      9. The provisions of the foregoing paragraphs shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of or substitute instrument for any Credit to which they apply. If for any reason any amount paid under any Credit is repaid, in whole or in part, by the beneficiary thereof, you may, in your sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit. The value date applied by you to any such reinstatement shall not be earlier than the date of such repayment and you shall not be liable for any loss of any nature which we may suffer or incur and which may arise from any inadvertent or erroneous drawing.
      10. Any notice or demand required to be served on us by you hereunder may be served (a) on any of our officers personally and left at our registered office or at any one of our principal places of business or (b) by posting the same by letter addressed in any such manner as aforesaid to such registered office or any such principal place of business or (c) by telex or facsimile addressed in any such manner as aforesaid to any then published telex or facsimile number of ourselves. Any notice or demand:-

(i) sent by post in accordance with this paragraph to any address in the United Kingdom shall be deemed to have been served on us at 10am. (London time) on the business day next following the date of posting or, in the case of an address outside the United Kingdom, shall be deemed to have been served on us at 10am. (London time) on the third business day next following and exclusive of the date of posting; or

(ii) sent by telex or facsimile in accordance with this paragraph shall be deemed to have been served on us when despatched.
      In proving such service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.
      11. You shall have a full and unfettered right to (a) assign the whole or any part of the benefit of or (b) (subject to Clause 13 below) novate your rights and obligations under this Agreement. The words “you” and “your” wherever used herein shall be deemed to include your assignees and novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. You shall be entitled to impart any information concerning us to any such assignee, novatee or other successor or any participant or proposed assignee, novatee, successor or participant.
      12 This Agreement shall be governed by English law and for your benefit we hereby irrevocably submit to the jurisdiction of the English Courts. The terms of this Agreement may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by you nor may we assign any of our rights here under without your prior written consent.
Yours faithfully
For and on behalf of
* International Property Catastrophe Reinsurance Company Ltd.
(* Full name of Company/ Firm)
/s/ Donna Mae Clarke /s/ John P. Dowling
(Signature(s))
Dated 14th April 1994

Accepted for and on behalf
of Citibank, N.A.

By:

Dated:

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